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                                  EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm

We have issued our report dated November 28, 2005, accompanying the consolidated financial statements and financial statement schedule and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Meridian Bioscience, Inc. on Form 10-K for the year ended September 30, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of Meridian Bioscience, Inc. on Form S-3 (File No. 333-109139) and on Forms S-8 (File No. 333-122554, effective February 4, 2005, File No. 333-122002, effective January 12, 2005, File No. 333-75312, effective December 17, 2001, File No. 333-74825, effective March 22, 1999, File No. 333-18979, effective December 30, 1996, File No. 33-65443, effective December 28, 1995, File No. 33-89214, effective April 5, 1995, File No. 33-78868, effective May 12, 1994, and File No. 33-38488, effective December 28, 1990).

/s/ Grant Thornton LLP
Cincinnati, Ohio
December 6, 2005